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
                                                                      Exhibit 21



                                                           SUBSIDIARIES


The following is a list of the Company's subsidiaries:


                                                                                          PERCENTAGE OF VOTING
                                                                                          SECURITIES OWNED BY
                                                           ORGANIZED                        REGISTRANT AS OF
                                                          UNDER LAW OF                     OCTOBER 29, 1994
                                                          ------------                     ----------------
Analog Devices Limited                                    United Kingdom                          100%
Analog Devices, GmbH                                      Germany                                 100%
Analog Devices, S.A.                                      France                                  100%
Analog Devices, K.K.                                      Japan                                   100%
Analog Devices APS                                        Denmark                                 100%
Analog Devices, A.G.                                      Switzerland                             100%
Analog Devices Nederland, B.V.                            The Netherlands                         100%
Analog Devices International, Inc.                        Massachusetts                           100%
Analog Devices Israel, Ltd.                               Israel                                  100%
Analog Devices A.B.                                       Sweden                                  100%
Analog Devices SRL                                        Italy                                   100%
Analog Devices, HDLSGESMBH M.B.H.                         Austria                                 100%
Analog Devices Korea, Ltd.                                Korea                                   100%
Analog Devices, B.V.                                      The Netherlands                         100%
Analog Devices Finance N.V.                               Netherlands Antilles                    100%
Analog Devices Finance Bermuda, Ltd.                      Bermuda                                 100%
Analog Devices Holdings, B.V.                             The Netherlands                         100%
Analog Devices Research & Development Ltd.                Ireland                                 100%
Analog Devices (Philippines), Inc.                        The Philippines                         100%
Analog Devices Foreign Sales
    Corporation, B.V.                                     The Netherlands                         100%
Analog Devices Foundry Services, Inc.                     Delaware                                100%
Analog Devices Asian Sales, Inc.                          Delaware                                100%
Analog Devices Taiwan, Ltd.                               Taiwan                                  100%
Analog Devices Ireland, Ltd.                              Ireland                                 100%
Analog Devices Hong Kong, Ltd.                            Hong Kong                               100%
Analyzed Investments, Ltd.                                Ireland                                  54%
Analog/NCT Supply Ltd.                                    Delaware                                 50%
Analog Supplies Company                                   Japan                                    15%


The financial statements of all wholly owned subsidiaries are included in the Consolidated Financial Statements listed in the Index to Consolidated Financial Statements appearing elsewhere herein.

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